UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

TSR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38838	13-2635899
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Oser Avenue, Suite 150
Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-231-0333

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, $0.01 Par Value Per Share	TSRI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed on May 17, 2024, with the U.S. Securities and Exchange Commission (the “SEC”), TSR, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of May 15, 2024 (the “Merger Agreement”), with Vienna Parent Corporation, an Indiana corporation (“Parent”) and Vienna Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, on May 30, 2024, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares”), at a price of $13.40 per share (the “Offer Price”), net to the seller in cash, without interest, subject to applicable withholding taxes and on the terms and subject to the conditions set forth in the Merger Agreement.

At one minute after 11:59 p.m., Eastern Time, on June 27, 2024 (the “Expiration Time”), the Offer expired and was not further extended. Computershare Trust Company, N.A., the depositary and paying agent for the Offer, advised Merger Sub that, as of the Expiration Time, a total of 1,946,960 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 89.74% of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Tender Condition. As the Minimum Tender Condition and each of the other conditions of the Offer were satisfied, on June 28, 2024, Merger Sub accepted for payment the Shares that were validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the depositary and paying agent, which will disburse the Offer Price to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following consummation of the Offer, on June 28, 2024, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement through the merger of Merger Sub with and into the Company, and without a meeting of stockholders of the Company in accordance with Section 251(h) of the DGCL, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that was not tendered and accepted pursuant to the Offer (other than the Shares owned by the Company or any subsidiary of the Company, Shares held by Parent, Merger Sub or any other subsidiary of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law) was canceled and converted into the right to receive the Offer Price in cash and without interest, less any applicable tax withholding. At the Effective Time, each holder of shares of Company Common Stock subject to an Unvested Stock Award shall be entitled to receive an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Company Common Stock constituting such Unvested Stock Award (the “Company Stock Award Cash Replacement Amount”). Parent shall cause the Surviving Corporation to pay the Company Stock Award Cash Replacement Amount to the applicable holders of Unvested Stock Awards at or reasonably promptly after the Effective Time (but in no event later than the Company’s next regular payroll date following the Merger Closing Date).

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 17, 2024, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 28, 2024, in connection with the consummation of the Merger and effective as of the Effective Time, the Company terminated the TSR, Inc. 2020 Equity Incentive Plan. Prior to the consummation of the Merger, the Company terminated its credit agreement with Access Capital.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On June 28, 2024, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (A) halt trading of the Shares prior to the open of business on July 1, 2024, and (B) following the Effective Time, file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the parent of Merger Sub, acquired control of the Company. The Offer Price was paid using a combination of cash from Parent and a revolving line of credit and term loan from First Merchants Bank. To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Justin Christian. As of the Effective Time, Robert Fitzgerald, Timothy Eriksen and Bradley Tirpak each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, the sole officer of Merger Sub immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The sole officer of Merger Sub immediately prior to the Effective Time was Justin Christian as President. Effective immediately following completion of the Merger, all of the incumbent officers of the Company, except for Thomas Salerno and Mohammed Shah Syed, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company.

Biographical and other information regarding Mr. Christian has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on May 30, 2024, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2024, Parent issued a press release relating to the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 15, 2024, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 17, 2024).*
3.1	Amended and Restated Certificate of Incorporation of TSR, Inc., dated June 28, 2024.**
3.2	Second Amended and Restated By-Laws of TSR, Inc., dated June 28, 2024.**
99.1	Press Release issued on June 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and attachments to the SEC upon request.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ Thomas Salerno
Name:	Thomas Salerno
Title:	Chief Executive Officer, President and Treasurer

Dated: June 28, 2024

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